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                               EXHIBIT 16.01

                                 Letter on
                      Change in Certifying Accountant


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                                [Letterhead]


April 10, 2000



Securities & Exchange Commission
450 Fifty Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 3 of Part 2 of the Form 10-SB of Biopulse International, Inc., f/k/a International Sensor Technologies, Inc., and are in agreement with the statements contained therein in so far as they related to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Jones, Jensen & Company
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Jones, Jensen & Company





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